SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2009

VELOCITY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 N. Sam Houston Parkway East
Suite 175
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(713) 741-0610
(Registrant's telephone number, including area code)

Sonterra Resources, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2009, Robert Terry Gill resigned from the Board of Directors of Velocity Energy Inc., formerly known as Sonterra Resources, Inc. (the “Company”). Mr. Gill served on the Company’s Audit Committee, Corporate Compensation & Nominating Committee, Corporate Governance Committee (chairman) and Select Committee. There were no disagreements between the Company and Mr. Gill that led to his resignation. The remaining Board members have not appointed a replacement Board member at this time. A copy of Mr. Gill’s resignation letter is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Robert Terry Gill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Energy Inc.

Dated: March 24, 2009
	By:	/s/ Donald E. Vandenberg
Donald E. Vandenberg, CEO

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Resignation Letter of Robert Terry Gill